Exhibit 10.28

NORTHWEST AIRLINES

EXCESS PENSION PLAN FOR SALARIED EMPLOYEES

(2001 Restatement)

NORTHWEST AIRLINES

EXCESS PENSION PLAN FOR SALARIED EMPLOYEES

(2001 Restatement)

TABLE OF CONTENTS

Page
SECTION 1.	INTRODUCTION			1

	1.1.	Amendment and Restatement
	1.2.	Unfunded Obligation

SECTION 2.	PLAN NAME			1

SECTION 3.	PARTICIPANTS			1

	3.1.	Scope
	3.2.	General Participation Rule
	3.2.	Overriding Exclusion

SECTION 4.	BENEFITS PAYABLE			2

	4.1.	Benefit for Participants
		4.1.1.	Entitlement and Amount
		4.1.2.	Form of Payment
	4.2.	Benefit for Excess Plan Beneficiaries
		4.2.1.	Entitlement and Amount
		4.2.2.	Form of Payment

SECTION 5.	FUNDING			4

	5.2.	Hedging Investments
	5.2.	Corporate Obligation

SECTION 6.	GENERAL MATTERS			5

	6.1.	Amendments and Termination
	6.2.	ERISA Administrator
	6.3.	Service of Process
	6.4.	Limited Benefits
	6.5.	Spendthrift Provision
	6.6.	Certifications
	6.7.	Errors in Computations
	6.8.	Administrative Determinations
	6.8.	Rules and Regulations
	6.10.	Payments to Minors and Incompetent Persons

SECTION 7.	DESIGNATION OF BENEFICIARIES			6

	7.1.	Right To Designate
	7.2.	Failure of Designation
	7.3.	Disclaimers by Excess Plan Beneficiaries
	7.4.	Definitions
	7.5.	Special Rules

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SECTION 8.	CLAIMS PROCEDURE		8

	8.1.	Original Claim
	8.2.	Claims Review Procedure
	8.3.	General Rules
	8.4.	Limitations Periods
	8.5.	Exhaustion of Administrative Remedies

SECTION 9.	CONSTRUCTION		10

	9.1.	Defined Terms
	9.2.	ERISA Status
	9.3.	IRC Status
	9.4.	Effect on Other Plans
	9.5.	Disqualification
	9.6.	Rules of Document Construction
	9.7.	References to Laws
	9.8.	Effect on Employment
	9.9.	Choice of Law

ii

NORTHWEST AIRLINES

EXCESS PENSION PLAN FOR SALARIED EMPLOYEES

(2001 Restatement)

SECTION 1

INTRODUCTION

1.1  Amendment and Restatement.  On July 3, 1985 but effective as of January 1, 1985, Northwest Airlines, Inc., a Minnesota corporation, (hereinafter the “Principal Sponsor”) heretofore established the “Northwest Airlines, Inc. Excess Benefit Plan” and reserved to itself the right to amend that Plan from time to time. Effective as of January 1, 1989, the Principal Sponsor amended and restated that earlier document by the adoption of the “Northwest Airlines, Inc. Officers Excess Benefit Plan” and effective as of January 1, 1994, the Principal Sponsor again amended and restated that document by the adoption of the “Northwest Airlines Excess Pension Plan for Salaried Employees (1994 Restatement).” By adoption of this amended and restated document entitled “Northwest Airlines Excess Pension Plan for Salaried Employees (2001 Restatement),” the Principal Sponsor hereby amends and restates the Excess Plan in its entirety as applied to all persons who are Participants as of January 1, 2001 (without regard to whether they are then actively employed on that date) and all persons who become Participants after that date.

1.2  Unfunded Obligation.  The obligation of the Principal Sponsor to make payments under this Excess Plan constitutes only the unsecured (but legally enforceable) promise of the Principal Sponsor to make such payments. The Participant shall have no lien, prior claim or other security interest in any property of the Principal Sponsor. If a fund is established by the Principal Sponsor in connection with this Excess Plan, the property therein shall remain the sole and exclusive property of the Principal Sponsor. The Principal Sponsor will pay the cost of this Excess Plan out of its general assets.

SECTION 2

PLAN NAME

This employee pension benefit plan shall be referred to as the “Northwest Airlines Excess Pension Plan for Salaried Employees” (the “Excess Plan”). This document, as distinguished from the plan maintained pursuant to this document, shall be referred to as the “Northwest Airlines Excess Pension Plan for Salaried Employees (2001 Restatement).”

SECTION 3

PARTICIPANTS

3.1  Scope.  Unless the context clearly requires otherwise, the provisions of this amended and restated document shall not affect the entitlement to or amount of benefit payable to or with respect to any Participant, employee or other individual who shall have retired or terminated employment from the Principal Sponsor prior to January 1, 2001, unless that Participant returns to active Recognized Employment after January 1, 2001.

3.2  General Participation Rule.  The individuals eligible to participate in and receive benefits under this Excess Plan are those employees of Principal Sponsor and other affiliated companies who are, on or after January 1, 1985, participants in the Qualified Pension Plan and who are, at some time on or after January 1, 1985, actively employed by the Principal Sponsor or such other affiliated companies. Any employee who has become a Participant in the Excess Plan shall continue as a Participant until all benefits which are due under this Excess Plan have been received without regard to whether he or she continues as a participant in the Qualified Pension Plan or an active employee. Notwithstanding anything apparently to the contrary contained in this Excess Plan, the Excess Plan shall be construed and administered to prevent the duplication of benefits provided under this Excess

Plan and any other qualified or nonqualified plan maintained in whole or in part by the Principal Sponsor.

3.3  Overriding Exclusion.  Notwithstanding anything apparently to the contrary in this Excess Plan or in any written communication, summary, resolution or document or oral communication, no individual shall be a Participant in this Excess Plan, develop benefits under this Excess Plan or be entitled to receive benefits under this Excess Plan (either for himself or his or her survivors) unless such individual is a member of a select group of management or highly compensated employees (as that expression is used in ERISA). If a court of competent jurisdiction, any representative of the U.S. Department of Labor or any other governmental, regulatory or similar body makes any direct or indirect, formal or informal, determination that an individual is not a member of a select group of management or highly compensated employees (as that expression is used in ERISA), such individual shall not be (and shall not have ever been) a Participant in this Excess Plan at any time. If any person not so defined has been erroneously treated as a Participant in this Excess Plan, upon discovery of such error such person’s erroneous participation shall immediately terminate ab initio and upon demand such person shall be obligated to reimburse the Principal Sponsor for all amounts erroneously paid to him or her.

SECTION 4

BENEFITS PAYABLE

4.1  Benefit for Participants.

4.1.1  Entitlement and Amount.  Upon the Termination of Employment of a Participant who has any Vested and nonforfeitable entitlement to an Accrued Benefit under the Qualified Pension Plan, this Excess Plan shall pay to a Participant the excess, if any, of the greater of the amount determined pursuant to (a) or (b) below subject to the special rules in (c) below. Participants who were not employed in Recognized Employment prior to January 1, 2001 do not have any benefit under the Excess Plan FAE formula calculation in (a) below and, therefore, shall have their benefits calculated exclusively pursuant to (b) below. Participants who were not employed in Recognized Employment after December 31, 2000 do not have any benefit under the Excess Plan cash balance formula calculation in (b) below and, therefore, shall have their benefits calculated exclusively pursuant to (a) below.

(a) Excess Plan FAE Formula Calculation.	(b) Excess Plan CB Formula Calculation.

(1) As If FAE Benefit. Compute the benefit, if any, that would have been payable to the Participant as the FAE Formula Benefit specified in the Qualified Pension Plan (e.g., Single Life Benefit commencing at Normal Retirement Date) if the following special rules had been applied:

(i) Disregard the benefit limitations under section 415 of the Code, and

(ii) Disregard the compensation limitation of section 401(a)(17) of the Code, and

(1) As If CB Benefit. Compute the Cash Balance Account, if any, that would have been accumulated for the Participant under the Qualified Pension Plan if the following special rules had been applied:

(i) Disregard the benefit limitations under section 415 of the Code, and

(ii) Disregard the compensation limitation of section 401(a)(17) of the Code, and

(iii) Include in Earnings and Final Average Earnings amounts not otherwise included because they were deferred at the election of the Participant under a nonqualified deferred compensation plan at the time or times when they would have been included but for such election to defer, and

(iv) Recognize, for the purpose of determining the Participant’s applicable pay credit percentage, initial account balance and bonus factor in connection with the CB Formula Benefit, Benefit Service or Vesting Service or both that are required to be recognized for such purposes under this Excess Plan pursuant to a separate written agreement between the Principal Sponsor and the Participant (excluding, however, any Benefit Service awarded under the terms of the Northwest Airlines Supplemental Executive Retirement Plan or any ancillary agreement issued solely in connection with the SERP), and

(v) Include in Earnings and in Final Average Earnings amounts that are required to be included for purposes of this Excess Plan pursuant to a separate written agreement between the Principal Sponsor and the Participant (excluding, however, any Earnings and Final Average Earnings awarded under the terms of the Northwest Airlines, Inc. Supplemental Executive Retirement Plan or any ancillary agreement issued solely in connection with that SERP).

(iii) Include in Earnings and Final Average Earnings amounts not otherwise included because they were deferred at the election of the Participant under a nonqualified deferred compensation plan at the time or times when they would have been included but for such election to defer, and

(iv) Recognize as Benefit Service or Vesting Service or both periods that are required to be recognized for purposes of this Excess Plan pursuant to a separate written agreement between the Principal Sponsor and the Participant (excluding, however, any Benefit Service awarded under the terms of the Northwest Airlines, Inc. Supplemental Executive Retirement Plan or any ancillary agreement issued solely in connection with the SERP), and

(v) Include in Earnings and in Final Average Earnings amounts that are required to be included for purposes of this Excess Plan pursuant to a separate written agreement between the Principal Sponsor and the Participant (excluding, however, any Earnings or Final Average Earnings awarded under the terms of the Northwest Airlines, Inc. Supplemental Executive Retirement Plan or any ancillary agreement issued solely in connection with that SERP).

(2) Present Value of As If FAE Benefit. Convert the benefit determined in (1) above to a single lump sum by applying the rules of the Qualified Pension Plan for converting a FAE Formula Benefit to a single lump sum. This single lump sum shall be reduced as provided below.

(2) Account Value of As If CB Benefit. The amount determined in (1) above shall be reduced as provided below.

(3) FAE Formula Benefit Offset. Compute the single lump sum present value of the amounts actually payable to the Participant from the Qualified Pension Plan under the rules of the Qualified Pension Plan for converting a FAE Formula Benefit into a single lump sum.

(3) FAE Formula Benefit Offset. Compute the single lump sum present value of the amounts actually payable to the Participant from the Qualified Pension Plan under the rules of the Qualified Pension Plan for converting a FAE Formula Benefit into a single lump sum.

(4) CB Formula Benefit Offset. Determine the total of the Participant’s Cash Balance Accounts in the Qualified Pension Plan.	(4) CB Formula Benefit Offset. Determine the total of the Participant’s Cash Balance Accounts in the Qualified Pension Plan.

(5) Subtraction. Subtract the greater of the amount determined in (3) or (4) above from the amount determined in (2) above and the resulting amount shall be the benefit payable to the Participant under this Excess Plan (unless the amount determined in Section 4.1.1(b)(5) is greater).

(5) Subtraction. Subtract the greater of the amount determined in (3) or (4) above from the amount determined in (2) above and the resulting amount shall be the benefit payable to the Participant under this Excess Plan (unless the amount determined in Section 4.1.1(a)(5) is greater).

(c)   Transitional Rules. With regard to a Participant who was a Participant before January 1, 2001, the year 2000 bonus (paid in 2001) under the Key Employee Cash Incentive Program was taken into account in determining the initial account balance under the CB Formula. Pay credits will not be granted with regard to year 2000 bonus (paid in 2001) under the Key Employee Cash Incentive Program.

(d)   Special Agreement. Notwithstanding the general requirement that a Participant who has a Vested and nonforfeitable entitlement to an Accrued Benefit under the Qualified Pension Plan as condition of receiving any benefit under this Excess Plan, the Principal Sponsor may by written agreement with the Participant waive or modify that requirement.

4.1.2.  Form of Payment.  This benefit (minus the withholding, payroll and other taxes which must be deducted therefrom) shall be paid, as soon as administratively feasible after Termination of Employment, to the Participant in a single lump sum payment.

4.2  Benefit for Excess Plan Beneficiaries.

4.2.1  Entitlement and Amount.  Upon the death of a Participant prior to the time the Participant’s benefit has been paid to the Participant, the benefit shall be payable to the Excess Plan beneficiary.

4.2.2.  Form of Payment.  This benefit (minus the withholding, payroll and other taxes which must be deducted therefrom) shall be paid, as soon as administratively feasible after the Participant’s death, to the Excess Plan beneficiary in a single lump sum payment.

SECTION 5

FUNDING

5.1.  Hedging Investments.  If the Principal Sponsor elects to finance all or a portion of its costs in connection with this Excess Plan through the purchase of life insurance or other investments, the Participant agrees, as a condition of participation in this Excess Plan, to cooperate with the Principal Sponsor in the purchase of such investment to any extent reasonably required by the Principal Sponsor and relinquishes any claim he or she may have either for himself or herself or any beneficiary to the proceeds of any such investment or any other rights or interests in such investment. If a Participant fails or refuses to cooperate, then notwithstanding any other provision of this Excess Plan (including, without limiting the generality of the foregoing, Section 4) the Principal Sponsor shall immediately and irrevocably terminate and forfeit the Participant’s entitlement to benefits under the Excess Plan.

5.2.  Corporate Obligation.  Neither the Principal Sponsor’s officers nor any member of its Board of Directors in any way secures or guarantees the payment of any benefit or amount which may become due and payable hereunder to or with respect to any Participant. Each Participant and other person entitled at any time to payments hereunder shall look solely to the assets of the Principal Sponsor for such payments as an unsecured, general creditor. After benefits shall have been paid to or with respect to a Participant and such payment purports to cover in full the benefit hereunder, such former Participant or other person or persons, as the case may be, shall have no further right or interest in the other assets of the Principal Sponsor in connection with this Excess Plan. Neither the Principal Sponsor nor any of its officers nor any member of its Boards of Directors shall be under any liability or responsibility for failure to effect any of the objectives or purposes of the Excess Plan by reason of the insolvency of the Principal Sponsor.

SECTION 6

GENERAL MATTERS

6.1.  Amendments and Termination.  The Principal Sponsor may unilaterally amend this Excess Plan prospectively, retroactively or both, at any time and for any reason deemed sufficient by it without notice to any person affected by this Excess Plan and may likewise terminate or curtail the benefits of this Excess Plan both with regard to persons expecting to receive benefits in the future and persons already receiving benefits at the time of such action. No modification of the terms of this Excess Plan shall be effective unless it is in writing and signed on behalf of the Principal Sponsor by a person authorized to execute such writing. No oral representation concerning the interpretation or effect of this Excess Plan shall be effective to amend the Excess Plan.

6.2.  ERISA Administrator.  The Principal Sponsor shall be the plan administrator of this Excess Plan.

6.3.  Service of Process.  In the absence of any designation to the contrary by the Principal Sponsor, the Secretary of the Principal Sponsor is designated as the appropriate and exclusive agent for the receipt of service of process directed to the Plan in any legal proceeding, including arbitration, involving the Plan.

6.4.  Limited Benefits.  This Excess Plan shall not provide any benefits determined with respect to any defined contribution plan.

6.5.  Spendthrift Provision.  No Participant, surviving spouse, joint or contingent annuitant or beneficiary shall have the power to transmit, assign, alienate, dispose of, pledge or encumber any benefit payable under this Excess Plan before its actual payment to such person. The Principal Sponsor shall not recognize any such effort to convey any interest under this Excess Plan. No benefit payable under this Excess Plan shall be subject to attachment, garnishment, execution following judgment or other legal process before actual payment to such person.

6.6.  Certifications.  Information to be supplied or written notices to be made or consents to be given by the Principal Sponsor pursuant to any provision of this Excess Plan may be signed in the name of the Principal Sponsor by any officer who has been authorized to make such certification or to give such notices or consents.

6.7.  Errors in Computations.  The Principal Sponsor shall not be liable or responsible for any error in the computation of any benefit payable to or with respect to any Participant resulting from any misstatement of fact made by the Participant or by or on behalf of any survivor to whom such benefit shall be payable, directly or indirectly, to the Principal Sponsor, and used by the Principal Sponsor in determining the benefit. The Principal Sponsor shall not be obligated or required to increase the benefit payable to or with respect to such Participant which, on discovery of the misstatement, is found to be understated as a result of such misstatement of the Participant. However, the benefit of any Participant which is overstated by reason of any such misstatement or any other reason shall be reduced to the amount appropriate in view of the truth (and to recover any prior overpayment).

6.8.  Administrative Determinations.  The Principal Sponsor shall make such determinations as may be required from time to time in the administration of the Excess Plan. The Principal Sponsor shall have the sole discretion, authority and responsibility to interpret and construe the Excess Plan and to determine all factual and legal questions under the Excess Plan, including but not limited to the entitlement of employees, Participants, Beneficiaries and Alternate Payees to benefits and the amounts of their benefits. The Principal Sponsor have discretionary authority to grant or deny benefits under this Excess Plan. Benefits under this Excess Plan will be paid only if the Principal Sponsor decides in its discretion that the applicant is entitled to them. Each interested party may act and rely upon all information reported to them hereunder and need not inquire into the accuracy thereof, nor be charged with any notice to the contrary.

6.9.  Rules and Regulations.  Any rule not in conflict or at variance with the provisions hereof may be adopted by the Principal Sponsor.

6.10.  Payments to Minors and Incompetent Persons.  If any person entitled to receive any payment under this Plan is incompetent, a minor or under any other legal disability that prevents payment to that person, payment shall be made if the Principal Sponsor has been advised of the existence of such condition:

(a)   to the duly appointed guardian, conservator or other legal representative of such incompetent or disabled person (excluding an attorney in fact acting under power of attorney); or

(b)   to a person or institution entrusted with the care or maintenance of such incompetent or disabled person, provided such person or institution has satisfied the Principal Sponsor that the payment will be used for the best interest and assist in the care of such incompetent or disabled person, and provided further, that no prior claim for said payment has been made by a duly appointed guardian, conservator or other legal representative of such incompetent or disabled person (excluding an attorney in fact acting under power of attorney).

Any payment made in accordance with this Section shall constitute a complete discharge of any liability or obligation of the Principal Sponsor, the Trustee, all fiduciaries, this Plan and the fund to make such payment.

SECTION 7

DESIGNATION OF BENEFICIARIES

7.1.  Right To Designate.  Each Participant may designate, upon forms to be furnished by and filed with the Principal Sponsor, one or more primary Excess Plan beneficiaries or alternative Excess Plan beneficiaries to receive all or a specified part of the Participant’s benefit in the event of the Participant’s death. The Participant may change or revoke any such designation from time to time without notice to or consent from any Excess Plan beneficiary or spouse. No such designation, change or revocation shall be effective unless executed by the Participant and received by the Principal Sponsor in its retirement administration department prior to the Participant’s death. The Principal Sponsor may establish rules for the use of electronic signatures in executing Excess Plan beneficiary designations. Until such rules are established, electronic signatures shall not be effective. Notwithstanding the following, if a Participant shall have affirmatively designated a beneficiary under the Qualified Pension Plan but shall never have designated any beneficiary under this Excess Plan, then the designation filed under the Qualified Pension Plan shall be deemed to also be a designation under this Excess Plan. The designation of a Beneficiary under the Excess Plan shall never be effective to designate a Qualified Pension Plan beneficiary.

7.2.  Failure of Designation.  If a Participant:

(a)   fails to designate a Excess Plan beneficiary,

(b)   designates a Excess Plan beneficiary and thereafter such designation is revoked without another Excess Plan beneficiary being named, or

(c)   designates one or more Excess Plan beneficiaries and all such Excess Plan beneficiaries so designated fail to survive the Participant,

such Participant’s benefit, or the part thereof as to which such Participant’s designation fails, as the case may be, shall be payable to the first class of the following classes of automatic Excess Plan beneficiaries with a member surviving the Participant and (except in the case of the Participant’s surviving issue) in equal shares if there is more than one member in such class surviving the Participant:

Participant’s surviving spouse

Participant’s surviving issue per stirpes and not per capita

Participant’s surviving parents

Participant’s surviving brothers and sisters

Representative of Participant’s estate.

7.3.  Disclaimers by Excess Plan Beneficiaries.  A Excess Plan beneficiary entitled to a distribution of all or a portion of a deceased Participant’s benefit may disclaim his or her interest therein subject to the following requirements. To be eligible to disclaim, a Excess Plan beneficiary must be a natural person, must not have received a distribution of all or any portion of a benefit at the time such disclaimer is executed and delivered, and must have attained at least age twenty-one (21) years as of the date of the Participant’s death. Any disclaimer must be in writing and must be executed personally by the Excess Plan beneficiary before a notary public. The Principal Sponsor may establish rules for the use of electronic signatures and acknowledgements. Until such rules are established, electronic signatures and acknowledgements shall not be effective. A disclaimer shall state that the Excess Plan beneficiary’s entire interest in the undistributed benefit is disclaimed (partial disclaimers not being permitted under this Plan). To be effective, an original executed copy of the disclaimer must be executed and actually delivered to the Principal Sponsor after the date of the Participant’s death but not later than nine (9) months after the date of the Participant’s death. A disclaimer shall be irrevocable when delivered to the Principal Sponsor. A disclaimer shall be considered to be delivered to the Principal Sponsor only when actually received by the Principal Sponsor. The Principal Sponsor shall be the sole judge of the content, interpretation and validity of a purported disclaimer. Upon the filing of a valid disclaimer, the Excess Plan beneficiary shall be considered not to have survived the Participant as to the interest disclaimed. A disclaimer by a Excess Plan beneficiary shall not be considered to be a transfer of an interest in violation of the provisions of Section 6.5. No other form of attempted disclaimer shall be recognized by the Principal Sponsor.

7.4.  Definitions.  When used herein and, unless the Participant has otherwise specified in the Participant’s Excess Plan beneficiary designation, when used in a Excess Plan beneficiary designation:

(a)   “issue” means all persons who are lineal descendants of the person whose issue are referred to, subject to the following: (i) a legally adopted child and the adopted child’s lineal descendants always shall be lineal descendants of each adoptive parent (and of each adoptive parent’s lineal ancestors); (ii) a legally adopted child and the adopted child’s lineal descendants never shall be lineal descendants of any former parent whose parental rights were terminated by the adoption (or of that former parent’s lineal ancestors); except that if, after a child’s parent has died, the child is legally adopted by a stepparent who is the spouse of the child’s surviving parent, the child and the child’s lineal descendants shall remain lineal descendants of the deceased parent (and the deceased parent’s lineal ancestors); and (iii) if the person (or a lineal descendant of the person) whose issue are referred to is the parent of a child (or is treated as such under applicable law) but never received the child into that parent’s home and never openly held out the child as that parent’s child (unless doing so was precluded solely by death), then neither the child nor the child’s lineal descendants shall be issue of the person.

(b)   “child” means an issue of the first generation;

(c)   “per stirpes” means in equal shares among living children of the person whose issue are referred to and the issue (taken collectively) of each deceased child of such person, with such issue taking by right of representation of such deceased child; and

(d)   “survive” and “surviving” mean living after the death of the Participant.

7.5.  Special Rules.  Unless the Participant has otherwise specified in the Participant’s Excess Plan beneficiary designation, the following rules shall apply:

(a)   If there is not sufficient evidence that a Excess Plan beneficiary was living at the time of the death of the Participant, it shall be deemed that the Excess Plan beneficiary was not living at the time of the death of the Participant.

(b)   The automatic Excess Plan beneficiaries specified in Section 6.9.3 and the Excess Plan beneficiaries designated by the Participant shall become fixed at the time of the Participant’s death so that, if a Excess Plan beneficiary survives the Participant but dies before the receipt of all payments due such Excess Plan beneficiary hereunder, such remaining payments shall be payable to the representative of such Excess Plan beneficiary’s estate.

(c)   If the Participant designates as a Excess Plan beneficiary the person who is the Participant’s spouse on the date of the designation, either by name or by relationship, or both, the dissolution, annulment or other legal termination of the marriage between the Participant and such person shall automatically revoke such designation. (The foregoing shall not prevent the Participant from designating a former spouse as a Excess Plan beneficiary on a form executed by the Participant and received by the Principal Sponsor after the date of the legal termination of the marriage between the Participant and such former spouse, and during the Participant’s lifetime.)

(d)   Any designation of a nonspouse Excess Plan beneficiary by name that is accompanied by a description of relationship to the Participant shall be given effect without regard to whether the relationship to the Participant exists either then or at the Participant’s death.

(e)   Any designation of a Excess Plan beneficiary only by statement of relationship to the Participant shall be effective only to designate the person or persons standing in such relationship to the Participant at the Participant’s death.

(f)    A Excess Plan beneficiary designation is permanently void if it either is executed or is filed by a Participant who, at the time of such execution or filing, is then a minor under the law of the state of the Participant’s legal residence. The Principal Sponsor shall be the sole judge of the content, interpretation and validity of a purported Excess Plan beneficiary designation.

SECTION 8

CLAIMS PROCEDURE

8.1.  Original Claim.  Any person may file with the Principal Sponsor a written claim for benefits under the Excess Plan. An application for benefits under Section 4 shall be processed as a claim for the purposes of this Section 8. Within ninety (90) days after the filing of such a claim, the Principal Sponsor shall notify the claimant in writing whether his or her claim is upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred eighty days from the date the claim was filed) to reach a decision on the claim. If the claim is denied in whole or in part, the Principal Sponsor shall state in writing:

(a)   the specific reasons for the denial;

(b)   the specific references to the pertinent provisions of this Excess Plan on which the denial is based;

(c)   a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(d)   an explanation of the claims review procedure set forth in this section.

8.2.  Claims Review Procedure.  Within sixty (60) days after receipt of notice that his or her claim has been denied in whole or in part, the claimant may file with the Principal Sponsor a written request for a review and may, in conjunction therewith, submit written issues and comments. Within sixty (60) days after the filing of such a request for review, the Principal Sponsor shall notify the claimant in writing whether, upon review, the claim was upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred twenty days from the date the request for review was filed) to reach a decision on the request for review.

8.3  General Rules.

(a)   No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the claims procedure. The Principal Sponsor may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Principal Sponsor upon request.

(b)   All decision on claims and on requests for a review of denied claims shall be made by the Principal Sponsor.

(c)   The Principal Sponsor may, in its discretion, hold one or more hearings on a claim or a request for a review of a denied claim.

(d)   Claimants may be represented by a lawyer or other representative (at their own expense), but the Principal Sponsor reserves the right to require the claimant to furnish written authorization. A claimant’s representative shall be entitled to receive copies of notices sent to the claimant.

(e)   The decision of the Principal Sponsor on a claim and on a request for a review of a denied claim shall be served on the claimant in writing. If a decision or notice is not received by a claimant within the time specified, the claim or request for a review of a denied claim shall be deemed to have been denied.

(f)    Prior to filing a claim or a request for a review of a denied claim, the claimant or his or her representative shall have a reasonable opportunity to review a copy of this Excess Plan and all other pertinent documents in the possession of the Principal Sponsor.

(g)   The Principal Sponsor may permanently or temporarily delegate all or a portion of its authority and responsibility under this Section 8 to a committee or individual.

8.4.  Limitations Periods.  No claim shall be considered under the claim and review procedure unless it is filed with the Principal Sponsor within two (2) years after the claimant knew (or reasonably should have known) of the principal facts upon which the claim is based. Every untimely claim shall be denied by the Principal Sponsor without regard to the merits of the claim. No legal action (whether arising under section 502 or section 510 of ERISA or under any other statute or non-statutory law) may be brought by any claimant on any matter pertaining to this Plan unless the legal action is commenced in the proper forum before:

(a)   three (3) years after the claimant knew (or reasonably should have known) of the principal facts on which the claim is based, or if earlier

(b)   one hundred eighty (180) days after the claimant has exhausted the claim and review procedure.

Knowledge of all facts that a Participant knew (or reasonably should have known) shall be imputed to every claimant who claims to derive an entitlement by reference to the Participant for the purpose of applying the previously specified periods.

8.5.  Exhaustion of Administrative Remedies.  The exhaustion of the claim and review procedure is mandatory for resolving every claim for benefits arising under this Plan. As to such claims:

(a)   no claimant shall be permitted to commence any legal action relating to any such claim (whether arising under section 502 or section 510 of ERISA or under any other statute or non-statutory law) unless a timely claim has been filed under the claim and review procedure and the claim and review procedure has been exhausted; and

(b)   in any such legal action all explicit and all implicit determinations by the Principal Sponsor (including, but not limited to, determinations as to whether the claim was timely filed) shall be afforded complete deference unless the claimant establishes by a clear preponderance of the evidence that the Principal Sponsor’s determination was both arbitrary and capricious.

SECTION 9

CONSTRUCTION

9.1.  Defined Terms.  Words and phrases used in this Excess Plan with initial capital letters, which are defined in the Qualified Pension Plan documents and which are not separately defined in this Excess Plan shall have the same meaning ascribed to them in the Qualified Pension Plan documents unless in the context in which they are used it would be clearly inappropriate to do so.

9.2.  ERISA Status.  This Excess Plan is adopted with the understanding that it is an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as provided in section 201(2), section 301(3) and section 401(a)(1) of ERISA. Each provision shall be interpreted and administered accordingly.

9.3.  IRC Status.  This Excess Plan is intended to be a nonqualified deferred compensation arrangement. The rules of section 401(a) et. seq. of the Code shall not apply to this Excess Plan. The rules of section 3121(v) and section 3306(r)(2) of the Code shall apply to this Excess Plan.

9.4.  Effect on Other Plans.  This Excess Plan shall not alter, enlarge or diminish any person’s employment rights or obligations or rights or obligations under the Qualified Pension Plan or any other plan. It is specifically contemplated that the Qualified Pension Plan will, from time to time, be amended and possibly terminated. All such amendments and termination shall be given effect under this Excess Plan (it being expressly intended that this Excess Plan shall not lock in the benefit structures of the Qualified Pension Plan as they exist at the adoption of this Excess Plan or upon the commencement of participation or commencement of benefits by any Participant).

9.5.  Disqualification.  Notwithstanding any other provision of this Excess Plan or any election or designation made under the Excess Plan, any individual who feloniously and intentionally kills a Participant shall be deemed for all purposes of this Excess Plan and all elections and designations made under this Excess Plan to have died before such Participant. A final judgment of conviction of felonious and intentional killing is conclusive for this purpose. In the absence of a conviction of felonious and intentional killing, the Principal Sponsor shall determine whether the killing was felonious and intentional for this purpose.

9.6.  Rules of Document Construction.  Whenever appropriate, words used herein in the singular may be read in the plural, or words used herein in the plural may be read in the singular; the masculine may include the feminine; and the words “hereof,” “herein” or “hereunder” or other similar compounds of the word “here” shall mean and refer to the entire Excess Plan and not to any particular paragraph or Section of this Excess Plan unless the context clearly indicates to the contrary. The titles given to the various Sections of this Excess Plan are inserted for convenience of reference only and are not part of this Excess Plan, and they shall not be considered in determining the purpose, meaning or intent of any provision hereof.

9.7.  References to Laws.  Any reference in this Excess Plan to a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation.

9.8.  Effect on Employment.  Neither the terms of this Excess Plan nor the benefits hereunder nor the continuance thereof shall be a term of the employment of any employee. The Principal Sponsor shall not be obliged to continue the Excess Plan. The terms of this Excess Plan shall not give any employee the right to be retained in the employment of the Principal Sponsor.

9.9.  Choice of Law.  This instrument has been executed and delivered in the State of Minnesota and has been drawn in conformity to the laws of that State and shall, except to the extent that federal law is controlling, be construed and enforced in accordance with the laws of the State of Minnesota.

October 25, 2001	NORTHWEST AIRLINES, INC.

By
	Its:	Chief Executive Officer